                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ---------------

                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest event reported)       November 7, 2000
                                                -----------------------------

                         EMBARCADERO TECHNOLOGIES, INC.
 -----------------------------------------------------------------------------
               (Exact name of registrant as specified in Charter)

          Delaware                     000-30293                68-0310015
-----------------------------  ------------------------- ----------------------
(State or Other Jurisdiction        (Commission File          (IRS Employer
      of Incorporation)                  Number)            Identification No.)

425 Market Street, Suite 425, San Francisco, California               94105
-------------------------------------------------------------------------------
(Address of Principal Executive Offices)                            (Zip Code)

Registrant's telephone number, including area code:  (415) 834-3131
                                                   --------------------

                                      None
------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                  1) ADVANCED SOFTWARE TECHNOLOGIES, INCORPORATED

         (b)  PRO FORMA FINANCIAL INFORMATION.

                  (1) Unaudited Pro Forma Combined Condensed Balance Sheet as of September 30, 2000 of Embarcadero Technologies, Inc..

                  (2) Unaudited Pro Forma Combined Condensed Statement of Operations for the nine months ended September 30, 2000 of Embarcadero Technologies, Inc..

                  (3) Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 1999 of Embarcadero Technologies, Inc..

   ADVANCED SOFTWARE
   TECHNOLOGIES, INC.
   FINANCIAL STATEMENTS
   AS OF DECEMBER 31, 1998 AND 1999,
   AND SEPTEMBER 30, 1999 (UNAUDITED) AND 2000 (UNAUDITED)

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Advanced Software Technologies, Inc.:

In our opinion, the accompanying balance sheets and the related statements of operations, changes in stockholders' equity (deficit) and cash flows present fairly, in all material respects, the financial position of Advanced Software Technologies, Inc. at December 31, 1998 and December 31, 1999, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

Broomfield, Colorado
December 22, 2000

ADVANCED SOFTWARE TECHNOLOGIES, INC.
BALANCE SHEETS


-------------------------------------------------------------------------------------------------------------------

                                                                 DECEMBER 31,     DECEMBER 31,     SEPTEMBER 30,
                                                                     1998             1999             2000
                                                                                                    (UNAUDITED)


ASSETS
Current assets:
   Cash and cash equivalents                                     $     320,352   $    1,068,153   $     185,434
   Accounts receivable                                                 202,085          578,617         603,056
   Prepaid expenses and other current assets                            41,733           29,878         106,385
                                                                 -------------   --------------   -------------
         Total current assets                                          564,170        1,676,648         894,875

Property and equipment, net                                            210,040          168,730         223,280
Other assets                                                            19,965           19,965          92,565
                                                                 -------------   --------------   -------------
            Total assets                                         $     794,175   $    1,865,343   $   1,210,720
                                                                 =============   ==============   =============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
   Accounts payable                                              $     233,408   $      151,090   $     191,905
   Accrued liabilities                                                  47,841          113,990         131,893
   Interest payable                                                     95,677          306,692          92,948
   Deferred revenue                                                    130,525          332,672         710,905
   Notes payable due stockholders                                    1,071,002        2,474,309         115,000
   Obligation under capital lease                                       12,053            2,524              --
                                                                 -------------   --------------   -------------
         Total liabilities                                       $   1,590,506   $    3,381,277   $   1,242,651
                                                                 -------------   --------------   -------------
Commitments (see Note 9)

Stockholders' equity (deficit):
   Convertible preferred stock, Class A, $.001 par value;
     1,250,000 shares authorized, 1,186,950 shares issued and
     outstanding at December 31, 1998 and 1999; 1,186,950 shares
     issued and outstanding at September 30, 2000 (unaudited)            1,187            1,187           1,187

   Convertible preferred stock, Class B, $.001 par value;
     1,250,000 shares authorized, 852,786 and 1,190,624 shares
     issued and outstanding at December 31, 1998 and 1999,
     respectively; 2,800,000 shares authorized, 2,105,189
     shares issued and outstanding at September 30, 2000
     (unaudited)                                                           853            1,191           2,106

   Convertible preferred stock, Class C; 3,000,000 shares
     authorized and no shares issued and outstanding at
     December 31, 1998 and 1999 and September 30, 2000 (unaudited)          --               --              --

    Common stock, $.001 par value; 5,000,000 shares authorized,
     1,572,564 issued and outstanding at December 31, 1998 and
     1999; 11,050,000 shares authorized, 1,575,413 issued and
     outstanding at September 30, 2000 (unaudited)                       1,573            1,573           1,575

   Additional paid-in capital                                        4,554,275        5,925,921       8,636,403
   Accumulated deficit                                              (5,354,219)      (7,445,806)     (8,673,202)
                                                                 -------------   --------------   -------------
         Total stockholders' equity (deficit)                         (796,331)      (1,515,934)        (31,931)
                                                                 -------------   --------------   -------------
            Total liabilities and stockholders' equity
               (deficit)                                         $     794,175   $    1,865,343   $   1,210,720
                                                                 =============   ==============   =============




   The accompanying notes are an integral part of these financial statements.

ADVANCED SOFTWARE TECHNOLOGIES, INC.
STATEMENTS OF OPERATIONS


-------------------------------------------------------------------------------------------------------------------


                                                 FOR THE YEAR     FOR THE YEAR      FOR THE NINE     FOR THE NINE
                                                    ENDED             ENDED         MONTHS ENDED     MONTHS ENDED
                                                 DECEMBER 31,      DECEMBER 31,     SEPTEMBER 30,    SEPTEMBER 30,
                                                      1998             1999             1999             2000
                                                                                     (UNAUDITED)      (UNAUDITED)


Revenues:
   License                                      $      594,341   $   1,271,686    $     767,427   $    1,331,566
   Maintenance                                         160,192         302,746          201,969          447,889
   Training and consulting                             179,357         238,319          130,819          273,750
                                                --------------   -------------    -------------   --------------
     Total revenue                                     933,890       1,812,751        1,100,215        2,053,205

Cost of revenues:
   License                                              80,922         184,328          114,629          171,799
   Maintenance                                          80,860          63,182           48,439           69,267
   Training and consulting                              56,549          69,490           38,416          127,212
                                                --------------   -------------    -------------   --------------
      Total costs of revenue                           218,331         317,000          201,484          368,278
                                                --------------   -------------    -------------   --------------

Gross profit                                           715,559       1,495,751          898,731        1,684,927
                                                --------------   -------------    -------------   --------------

Operating expenses:
   Research and development                          1,363,334       1,262,757          972,645        1,000,738
   Sales and marketing                               1,253,440       1,339,017          983,725        1,481,051
   General and administrative                          276,402         312,366          220,332          321,060
                                                --------------   -------------    -------------   --------------
Total operating expenses                             2,893,176       2,914,140        2,176,702        2,802,849

Loss from operations                                (2,177,617)     (1,418,389)      (1,277,971)      (1,117,922)

Interest income                                         29,750          14,590            6,976           24,081
Interest expense-related parties                      (170,708)       (689,444)        (536,723)        (134,144)
Other income                                             1,500           1,656            1,192              589
                                                --------------   -------------    -------------   --------------

Net loss                                        $   (2,317,075)  $  (2,091,587)   $  (1,806,526)  $   (1,227,396)
                                                ==============   =============    =============   ==============

Basic and diluted net loss per share            $        (1.51)  $       (1.33)   $       (1.15)  $         (.78)
                                                ==============   =============    =============   ==============

Number of share used in calculation of basic
  and diluted loss per share                         1,538,507       1,572,603        1,572,589        1,574,366
                                                ==============   =============    =============   ==============



   The accompanying notes are an integral part of these financial statements.

ADVANCED SOFTWARE TECHNOLOGIES, INC.
STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)


---------------------------------------------------------------------------------------------------------------------------------


                                        Series A Preferred Stock        Series B Preferred Stock             Common Stock
                                           Shares       Amount            Shares       Amount             Shares       Amount
                                      ----------------------------    ----------------------------   ----------------------------
Balance, December 31, 1997                1,186,950    $     1,187        852,786     $       853        1,515,657    $    1,516

    Issuance of warrants with debt               --             --             --              --               --            --

    Issue of common stock for cash               --             --             --              --           30,000            30

    Exercise of common stock options             --             --             --              --           26,907            27

    Net loss                                     --             --             --              --               --            --
                                      --------------   ------------   ------------    ------------   --------------   -----------
Balance, December 31, 1998                1,186,950          1,187        852,786             853        1,572,564         1,573

     Issuance of warrants with debt              --             --             --              --               --            --

     Beneficial conversion feature
       related to stockholder notes              --             --             --              --               --            --

     Issuance of Series B preferred
       stock for cash                            --             --        337,838             338               --            --

     Exercise of common stock options            --             --             --              --              100            --

     Net loss                                    --             --             --              --               --            --
                                      --------------   ------------   ------------    ------------   --------------   -----------
Balance, December 31, 1999                1,186,950          1,187      1,190,624           1,191        1,572,664         1,573

    Issuance of Series B preferred
      stock for conversion of notes
      payable from stockholders
      (unaudited)                                --             --        914,565             915               --            --

    Exercise of common stock options
      (unaudited)                                --             --             --              --            2,749             3

    Net loss (unaudited)                         --             --             --              --               --            --
                                      --------------   ------------   ------------    ------------   --------------   -----------
Balance, September 30, 2000
(unaudited)                               1,186,950    $     1,187      2,105,189     $     2,106        1,575,413    $    1,576
                                      ==============   ============   ============    ============   ==============   ===========



                                         Additional        Accumulated
                                      Paid-in Capital        Deficit
                                      ---------------   ---------------
Balance, December 31, 1997            $    4,206,578    $    3,037,144

    Issuance of warrants with debt           306,576                --

    Issue of common stock for cash            18,720                --

    Exercise of common stock options          22,401                --

    Net loss                                      --         2,317,075
                                      ---------------   ---------------
Balance, December 31, 1998                 4,554,275         5,354,219

     Issuance of warrants with debt          283,945                --

     Beneficial conversion feature
       related to stockholder notes           87,838                --

     Issuance of Series B preferred
       stock for cash                        999,663                --

     Exercise of common stock options            200                --

     Net loss                                     --         2,091,587
                                      ---------------   ---------------
Balance, December 31, 1999                 5,925,921         7,445,806

    Issuance of Series B preferred
      stock for conversion of notes
      payable from stockholders
      (unaudited)                          2,706,196                --

    Exercise of common stock options
     (unaudited)                               4,286                --

    Net loss (unaudited)                          --         1,227,396
                                      ---------------   ---------------
Balance, September 30, 2000
(unaudited)                             $  8,636,403      $  8,673,202
                                      ===============   ===============

   The accompanying notes are an integral part of these financial statements.

ADVANCED SOFTWARE TECHNOLOGIES, INC.
STATEMENTS OF CASH FLOWS


-------------------------------------------------------------------------------------------------------------------


                                                            FOR THE YEAR        FOR THE YEAR   FOR THE NINE     FOR THE NINE
                                                                ENDED              ENDED       MONTHS ENDED     MONTHS ENDED
                                                             DECEMBER 31,     DECEMBER 31,     SEPTEMBER 30,    SEPTEMBER 30,
                                                                 1998             1999            1999             2000
                                                                                               (UNAUDITED)     (UNAUDITED)


CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                   $   (2,317,075)  $  (2,091,587)   $  (1,806,526)  $   (1,227,396)
Adjustments to reconcile net income to net
   cash provided by operating activities:
   Depreciation and amortization                                   65,451          72,135           54,483           60,413
   Amortization of debt discount                                  112,578         387,256          300,380           90,694
   Non-cash interest expense                                           --          87,838           87,838                -

Changes in assets and liabilities:
   Accounts receivable                                           (101,098)       (376,532)         (67,248)         (24,439)
   Prepaid expenses and other current assets                       (7,418)         11,855            7,135          (76,507)
   Other assets                                                   (16,465)             --               --          (72,600)
   Accounts payable                                               149,516         (82,318)        (206,628)          40,815
   Accrued liabilities                                             66,636         277,160          139,089           61,266
   Deferred revenue                                                66,669         202,147          191,160          378,233
                                                           --------------   -------------    -------------   --------------
         Net cash used in operating activities                 (1,981,206)     (1,512,046)      (1,300,317)        (769,521)
                                                           --------------   -------------    -------------   --------------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property/equipment                                   (91,650)        (30,825)         (11,967)        (114,963)
                                                           --------------   -------------    -------------   --------------
         Net cash used in investing activities                    (91,650)        (30,825)         (11,967)        (114,963)
                                                           --------------   -------------    -------------   --------------
CASH FLOWS FROM FINANCING ACTIVITIES
Payments under capital leases                                     (15,004)         (9,529)          (7,020)          (2,524)
Proceeds from the sale of common stock                             18,750              --               --               --
Proceeds from the exercise of stock options                        22,428             200              200            4,289
Proceeds from the sale of series B preferred stock                     --       1,000,001               --               --
Proceeds from stockholder notes issued with detachable
   warrants                                                     1,150,000       1,300,000        1,300,000               --
                                                           --------------   -------------    -------------   --------------

         Net cash used in financing activities                  1,176,174       2,290,672        1,293,180            1,765
                                                           --------------   -------------    -------------   --------------
Net increase (decrease) in cash                                  (896,682)        747,801          (19,104)        (882,719)

Cash, beginning of period                                       1,217,034         320,352          320,352        1,068,153
                                                           --------------   -------------    -------------   --------------
Cash, end of period                                        $      320,352   $   1,068,153    $     301,248   $      185,434
                                                           ==============   =============    =============   ==============
SUPPLEMENTAL NON-CASH FINANCING ACTIVITIES
Conversion of convertible notes due stockholders and
   accrued interest into Series B preferred stock          $           --   $          --    $          --   $    2,707,111



   The accompanying notes are an integral part of these financial statements.

ADVANCED SOFTWARE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

     DESCRIPTION OF BUSINESS
     Advanced Software Technologies, Inc. (the "Company"), was incorporated in Colorado on November 15, 1991. The Company develops and markets visual application design software tools that bring control and predictability to the management of software assets, often referred to as e-assets.

     INTERIM FINANCIAL STATEMENTS (UNAUDITED)
     The unaudited interim financial statements as of September 30, 1999 and 2000 have been prepared on the same basis as the audited financial statements and, in the opinion of management, reflect all normal recurring adjustments necessary to present fairly the financial information set forth therein, in accordance with accounting principles generally accepted in the United States of America. The results of operations for any interim period are not necessarily indicative of the results of operations for the full year.

     CASH AND CASH EQUIVALENTS
     Highly liquid investments purchased with original maturities of three months or less are considered to be cash equivalents.

     CONCENTRATION OF CREDIT RISK
     The Company extends trade credit terms to its customers based upon ongoing evaluations of its customers' financial condition and requires no collateral from its customers.

     PROPERTY AND EQUIPMENT
     Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from three to seven years. Leasehold improvements are amortized on a straight-line basis over the lesser of their estimated useful life or the lease term. Gains and losses from the disposal of property and equipment are taken into income in the year of disposition. Repairs and maintenance are expensed as incurred.

     LONG-LIVED ASSETS
     The Company evaluates the carrying value of its long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable under the provisions of Statement of Financial Accounting Standards No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF ("SFAS 121"). In accordance with SFAS 121, the Company estimates the future undiscounted cash flows of the operations to which the long-lived assets relate to ensure that the carrying value has not been impaired. Management believes no such impairment exists at December 31, 1999.

     REVENUE RECOGNITION
     The Company recognizes software license revenue and services in accordance with the provisions of Statement of Position 97-2 "Software Revenue Recognition", as amended by Statement of Position 98-9 Modification of Statement of Position 97-2 "Software Revenue Recognition" with respect to certain transactions. The Company derives revenue from license fees and services which include maintenance, training and consulting.

     The Company recognizes license revenue when there is evidence of an arrangement, delivery has occurred, the fee is fixed or determinable and collectibility is probable. Arrangements involving multiple elements which are unbundled and recorded as revenue as the elements are delivered to the extent that vendor specific objective evidence exists.

     Annual maintenance revenue is recorded as deferred revenue and is recognized ratably over the service period, which is generally twelve months. Revenue from consulting and training are recognized when the consulting and training take place.

     STOCK BASED COMPENSATION
     Statement of Financial Accounting Standards No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION" ("SFAS No. 123") permits the use of either a fair value based method or the method defined in Accounting Principles Board Opinion 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES" ("APB No. 25") to account for stock-based compensation arrangements. The Company has elected to determine the value of stock-based compensation arrangements under the provisions of APB No. 25, and has included the pro forma disclosures required under SFAS No. 123 in Note 5.

     RESEARCH AND DEVELOPMENT
     Research and development costs are expensed as incurred.

ADVANCED SOFTWARE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

     CAPITALIZED SOFTWARE DEVELOPMENT COSTS
     Under Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" software development costs are capitalized after technological feasibility is established. The capitalized cost is then amortized on a straight-line basis over the estimated product life, or on the ratio of current revenues to total projected product revenues, whichever is greater. To date, the period between technological feasibility, which has been defined as the establishment of a working model, and the general availability of such software has been short and software development costs qualifying for capitalization have been insignificant. Accordingly, the Company has not capitalized any software development costs.

     INCOME TAXES
     The Company accounts for income taxes under the liability method. Deferred tax assets and liabilities are recorded for the estimated future tax effects of temporary differences between the tax bases of assets and liabilities and amounts reported in the accompanying balance sheet, as well as operating loss carry-forwards. Deferred tax assets are reduced by a valuation allowance if current evidence indicates that it is considered more likely than not that these benefits will not be realized.

     FAIR VALUE OF FINANCIAL INSTRUMENTS
     The Company's financial instruments include cash, cash equivalents, accounts receivables, prepaid expenses and other current assets, accounts payable, accrued liabilities and debt. As of December 31, 1998, December 31, 1999 and September 30, 2000 (unaudited), the carrying amounts of the Company's financial instruments approximate fair value.

     LOSS PER SHARE
     Basic earnings per share is computed by dividing net loss by the weighted-average number of shares outstanding during the period. Diluted earnings per share is computed by using the weighted-average number of shares outstanding plus all dilutive potential common shares outstanding. The convertible preferred shares, options and warrants were not included in the computation of diluted EPS for all periods presented, because they were anti-dilutive due to the net loss for the period presented.

     USE OF ESTIMATES
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities as well as the reported amounts of revenues and expenses. Actual results could differ from these estimates.

2.   PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following as of December 31, 1998 and 1999:


                                                                                  1998             1999


       Computers                                                             $     326,347    $     352,122
       Equipment, furniture and fixtures                                            35,675           40,125
       Leasehold improvements                                                        8,378            8,979
                                                                             -------------    -------------
                                                                                   370,400          401,226
       Less accumulated depreciation and amortization                             (160,360)        (232,496)
                                                                             -------------    -------------
                                                                             $     210,040    $     168,730
                                                                             =============    =============
       Depreciation and amortization                                                65,451           72,135


ADVANCED SOFTWARE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

3.   NOTES PAYABLE TO STOCKHOLDERS

     At December 31, 1998 and 1999, the company had notes payable to a stockholder in the amount of $115,000. The notes bear annual interest at prime plus 2% (or 10.5% at December 31, 1999). The notes, or a portion of the notes are convertible into common stock at the option of the stockholder. In October 2000, the notes and accrued interest were converted into 418,500 shares of the Company's common stock.

     In 1997 the Company borrowed $450,000 from a third-party in the form of convertible promissory notes. The notes were due one year from the date of issuance and bore interest at 9.5% annually. The notes and accrued interest were convertible at the option of the noteholder into the Company's Series B convertible preferred stock at the greater of $1.56 per share or the valuation of the Company's next equity offering. In connection with these borrowings, the Company issued detachable warrants to the noteholder to purchase 152,000 shares of the Company's Series A convertible preferred stock at the greater of $1.56 per share or the valuation of the Company's next equity offering. The warrants expire five years from the date of issuance. The Company determined that the fair value of the warrants was $195,875 using the Black-Scholes valuation model. The fair value attributable to the warrants was accounted for as debt issuance costs and was amortized to interest expense using the effective interest method until the earliest of maturity or conversion of the notes. In 1997 the notes were converted into 158,846 shares of the Company's Series B convertible preferred stock. At December 31, 1999 none of the warrants had been exercised and in October of 2000 all of the warrants were cancelled.

     In 1998 and 1999 the Company borrowed $1,150,000 and $1,300,000, respectively, from stockholders in the form of convertible promissory notes. The notes were due one year from the date of issuance and bore interest at 9.5% annually. The notes and accrued interest were convertible at the option of the noteholders into the Company's Series B convertible preferred stock at the lesser of $2.96 per share or the valuation of the Company's next equity offering. In connection with these borrowings, the Company issued detachable warrants to the noteholders to purchase 236,500 and 219,600 shares, respectively, of the Company's Series C convertible preferred stock at the lesser of $2.96 per share or the valuation of the Company's next equity offering. The warrants expire five years from the date of issuance. The Company determined that the fair value of the warrants were $306,576 and $283,945, respectively, using the Black-Scholes valuation model. The fair value attributable to the warrants was accounted for as debt issuance costs and was amortized to interest expense using the effective interest method until the earliest of maturity or conversion of the notes.

     During 1999 the maturity dates of the notes entered into during 1998 were extended one year from the date of original maturity. In February 2000, all notes and accrued interest were converted into 914,565 shares of Series B convertible preferred stock. At December 31, 1999 none of the warrants had been exercised and in October of 2000 all of the warrants were cancelled.

     Unamortized debt discount related to the warrants at December 31, 1998 and 1999 was $193,998 and $90,691, respectively.

     With respect to the notes issued after May 15, 1999 the Company recognized a beneficial conversion feature in the amount of $87,838 in accordance with the Emerging Issues Task Force number 98-5 "ACCOUNTING FOR CONVERTIBLE SECURITIES WITH BENEFICIAL CONVERSION FEATURES OF CONTINGENTLY
     ADJUSTABLE CONVERSION RATIOS". The beneficial conversion feature was reflected as interest expense in the statement of operations for the year ended December 31, 1999.

4.   CONVERTIBLE PREFERRED STOCK

     On August 15, 1997, promissory notes and accrued interest (as described in Note 3) were converted into Series B convertible preferred stock at $2.96 per share and additional cash investments were made in Series B stock for total proceeds of $2,524,500.

ADVANCED SOFTWARE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

     During 1999, the Company issued 337,838 shares of Series B convertible preferred stock at $2.96 per share for cash proceeds of $1,000,001.

     In February of 2000 and October of 2000, promissory notes of $2,450,000 (unaudited) and accrued interest and $115,000 (unaudited) and accrued interest were converted into 914,565 shares of Series B convertible preferred stock and 418,500 (unaudited) shares of common stock respectively. All detachable warrants as described in Note 3 were cancelled in October of 2000.

     CONVERSION
     Series A convertible preferred stock and Series B convertible preferred stock are convertible, at the option of the holder, into such number of fully-paid and non-assessable shares of Common Stock as determined by dividing the original issue price by the then applicable conversion price for each series of preferred stock, determined at the time of conversion. The price at which shares of common stock are deliverable upon conversion of the preferred stock will initially be the original issue price. Each share of Series A convertible preferred stock and Series B convertible preferred stock automatically converts into common stock at the effective applicable conversion price upon the earlier of:
     1) the affirmative vote or written consent of a majority of the outstanding shares of the respective series, or 2) an initial public offering of common stock in which the Company receives aggregate proceeds in excess of $6,000,000.

     VOTING RIGHTS AND BOARD SEATS
     Each share of common stock is entitled to one vote and the holder of each share of convertible preferred stock shall be entitled to the number of votes equal to the number of shares of common stock into which such share of convertible preferred stock could be converted at the record date for determination of the shareholders entitled to vote on such matters. Holders of the Series A convertible preferred stock vote together as a single class and are entitled to elect one member of the Board of Directors. Holders of the Series B convertible preferred stock vote together as a single class and are entitled to elect one member of the Board of Directors.

     DIVIDEND RIGHTS
     When and as declared by the Company's Board of Directors, the holders of all preferred stock are entitled to receive, out of funds legally available, cash dividends at an annual rate equal to $0.23 for each outstanding share of preferred stock held by them. After payment of dividends to the holders of convertible preferred stock, dividends may be declared and distributed among all holders of common stock, provided, however, that no dividend may be declared and distributed among holders of common stock at a rate greater than the rate at which dividends are paid to the holders of convertible preferred stock based on the number of shares of common stock into which such shares of convertible preferred stock are convertible on the date such dividend is declared.
     The dividends payable to the holders of the preferred stock are not cumulative, and no right accrues to the holders of the convertible preferred stock since dividends on the convertible preferred stock are not declared or paid in any previous fiscal year of the Company, whether or not the earnings of the Company in the previous fiscal year were sufficient to pay such dividends.

     LIQUIDATION PREFERENCE
     In the event of any liquidation, dissolution, or winding up of the Company prior to December 20, 2000, whether voluntary or not, the holders of Series A and Series B convertible preferred stock will be entitled to be paid out of the assets, prior and in preference to any payment to common stock, the amount of $0.77 and $2.96, respectively, per share plus all accrued or declared but unpaid dividends thereon. In the event of any liquidation, dissolution, or winding up of the Company after December 20, 2000, whether voluntary or not, the holders of Series A and Series B convertible preferred stock will be entitled to be paid out of the assets, prior and in preference to any payment to common stock in equal amounts on a per share basis. If assets available for distribution are insufficient to make payment in full on the Series A convertible preferred stock and Series B convertible preferred stock liquidation preferences, the assets legally available for distribution will be distributed ratably among the holders of the Series A convertible preferred stock and Series B convertible preferred stock in proportion to the product of the liquidation preference of each such share and the number of such shares owned by each such holder. Any remaining assets legally available for distribution shall be distributed ratably to the holders of common stock.

ADVANCED SOFTWARE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

5.   STOCK OPTIONS

     The Company adopted a stock option plan in 1995 (the 1995 Plan) and as of December 31, 1999 reserved 600,000 shares of its common stock for issuance upon the exercise of options granted to full-time employees under the plan. The Company increased the number of shares available for grant to 1,600,000 during February of 2000. The exercise price of the options is determined by the Board of Directors and approximates the fair market value of the Company's common stock at the time the options are granted. Options granted generally vest over a four-year period in accordance with the individual grant, which is typically 20% vesting after each of five years from date of grant. Options are generally exercisable for ten years after the grant date.

     The following is a summary of stock option activity:


                                                                    AVERAGE
                                                  NUMBER OF         EXERCISE
                                                   OPTIONS            PRICE
                                                  ----------      ----------


         Outstanding at December 31, 1997          307,900        $    1.18

         Granted                                   190,000             2.16
         Exercised                                 (26,907)            0.83
         Cancelled                                 (33,000)            0.83
                                                ----------        ---------

         Outstanding at December 31, 1998          437,993             1.46

         Granted                                    65,000             2.00
         Exercised                                    (100)            2.00
         Cancelled                                 (20,000)            2.00
                                                ----------        ---------

         Outstanding at December 31, 1999          482,893             1.77

         Granted (unaudited)                       334,000             2.06
         Exercised (unaudited)                      (2,749)            1.56
         Canceled (unaudited)                      (83,200)            1.99
                                                ----------        ---------

         Outstanding at
         September 30, 2000 (unaudited)            730,944        $    1.82
                                                ==========        ---------


ADVANCED SOFTWARE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


      The following table summarizes information about stock options as of December 31, 1999:


                     OPTIONS OUTSTANDING                      OPTIONS EXERCISABLE
            -----------------------------------------   -----------------------------------
                             WEIGHTED-AVERAGE
                        ----------------------------
                           REMAINING
            NUMBER OF     CONTRACTUAL     EXERCISE       NUMBER OF       WEIGHTED-AVERAGE
             OPTIONS         LIFE          PRICE         OPTIONS         EXERCISE PRICE


               152,000        5.96        $    .83         120,000         $       .83
                14,993        6.86            1.56           8,500                1.56
               315,900        8.46            2.09          82,600                2.11
            ----------                                    --------
               482,983                                     211,100
            ==========                                    ========

      SFAS 123 requires pro forma information regarding the value of stock-based compensation granted to employees as if it was determined using fair value rather than intrinsic value. The Company has determined the fair value on the date of grant using the Black-Scholes option-pricing model assuming an expected option term of 5 years, interest rates ranging from 5.15% to 6.50%, a dividend yield of zero and a volatility factor of 0%. Had the Company recognized compensation cost for options granted to employees based on the fair value of the options granted as of the grant date as prescribed, pro forma net loss and basic loss per share would have been:


                                                                       Year Ended December 31,
                                                                      1998                 1999
                                                                      ----                 ----


       Historical net loss                                       $ (2,317,075)       $ (2,091,587)
       Pro forma net loss                                          (2,343,565)         (2,135,517)

       Historical net loss per share                               $    (1.51)         $    (1.33)
       Pro forma net income loss per share                         $    (1.52)         $    (1.36)



ADVANCED SOFTWARE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


6.   LOSS PER SHARE

     The following table provides additional information on the computation of loss per share amounts.


                                                                                 Nine Month Periods Ending
                                          Years Ended December 31,                     September 30,
                                                                             (unaudited)           (unaudited)
                                          1998               1999                1999                 2000
                                    ----------------   -----------------  ------------------    ----------------


     BASIC AND DILUTED LOSS PER
       SHARE

     Net loss                       $    (2,317,075)   $    (2,091,587)   $     (1,806,526)     $    (1,227,396)
                                    ===============    ===============    ================      ===============
     Weighted-average common
       shares outstanding                 1,538,507          1,572,603           1,572,589            1,574,366
                                    ===============    ===============    ================      ===============
     Basic and diluted loss per
       share attributable to
       common stockholders          $         (1.51 )  $         (1.33 )  $          (1.15 )    $          (.78 )
                                    ===============    ===============    ================      ===============
     Antidilutive securities
       including options, warrants
       and convertible preferred
       stock not included in net
       loss per share calculations        2,704,540          3,160,781           3,084,942            3,844,818
                                    ===============    ===============    ================      ===============


7.    EMPLOYEE BENEFIT PLAN

      The Company has an IRA plan (the "Plan") which is available to all employees who have completed ninety days of full-time service. Participants may contribute up to $6,000 of total compensation to the Plan. The Company will match up to one percent of annual salary for all participating employees. Participant and Company contributions vest immediately. The Company contributions to the plan were $0 and $8,734 for the years ended December 31, 1998 and 1999, respectively.

8.    INCOME TAXES

      Deferred tax assets are comprised of the following at December 31, 1998 and 1999:


                                                                        1998             1999


       Accrual to cash and other                                   $      71,507    $      41,512
       Research and development credit carryforwards                      28,358           28,358
       Net operating loss carryforwards                                1,697,422        2,329,875
                                                                   -------------    -------------
       Gross deferred tax assets                                       1,797,287        2,399,745

       Depreciable assets                                                (16,966 )        (17,080)
                                                                   -------------    -------------
       Deferred tax assets                                             1,780,321        2,382,665

       Valuation allowance                                            (1,780,321)      (2,382,665)
                                                                   -------------    -------------
       Net deferred tax assets                                     $          --    $          --
                                                                   =============    =============


ADVANCED SOFTWARE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

     As of December 31, 1999, the Company had net operating loss carryforwards of approximately $6.2 million, which begin expiring in 2007, and research and development credit carryforwards of $28,000, which begin expiring in 2010. Under section 382 of the Internal Revenue Code, ownership changes may limit the ability of the Company to utilize its net operating loss carryforwards.

     At December 31, 1998 and 1999, a valuation allowance has been recorded against all net deferred tax assets. Based on the weight of available evidence, both positive and negative, including the Company's history of losses, the net deferred tax asset has been reduced to zero as it is more likely than not that such benefits will not be realized.

     The benefit from income taxes differs from the amounts computed by applying the federal statutory income tax rate to loss before income taxes as follows for the years ended December 31, 1998 and 1999:


                                                                        1998             1999


       U.S. federal income tax benefit at statutory rate           $    (787,805)   $    (713,179)
       State income tax, net of federal benefit                          (72,673)         (51,243)
       Increase in valuation allowance                                   821,427          602,334
       Warrant and debt discount                                          38,276          161,531
       Other                                                                 775              557
                                                                   -------------    -------------

       Benefit for income taxes                                    $          --    $          --
                                                                   =============    =============

9.    COMMITMENTS

      The Company leases office facilities under non-cancelable operating lease agreements. Under certain of the operating leases, the Company is responsible for its share of common area charges, and certain leases have renewal options covering one to three years. Total rent expense was $120,341 and $217,800 for the years ended December 31, 1998 and 1999, respectively. Future minimum lease payments as of December 31, 1999 under all non-cancelable operating leases are as follows:




       2001                                                                              $       232,703
       2002                                                                                      239,580
       2003                                                                                      159,720
       thereafter                                                                                     --
                                                                                         ---------------
                                                                                         $       632,003
                                                                                         ===============


10.   SUBSEQUENT EVENT

      On November 7, 2000, all of the assets of the Company were sold to Embarcadero Technologies, Inc. for $13.0 million in cash. As a result of the merger, Advanced Software Technologies, Inc. became a wholly-owned subsidiary of Embarcadero Technologies, Inc.